Exhibit n(xvi) Under Form N-1A
                                               Exhibit 99 Under Item 601/Reg S-K
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                             Service shares exhibit To
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                                Multiple Class Plan

1.    SEPARATE ARRANGEMENT AND EXPENSE ALLOCATION

Service Shares are available exclusively as an investment vehicle for separate accounts of participating life insurance companies offering variable life insurance policies and variable annuity contracts. For purposes of Rule 18f-3 under the Act, the basic distribution and shareholder servicing arrangement of Service Shares will consist of institutional sales to insurance companies for Service Share inclusion in those variable life insurance and annuity product separate accounts. The insurance company distributor, underwriter or other affiliated entity will receive a shareholder service fee paid by Federated Shareholder Services Co. and when indicated on the Schedule to this Exhibit, may also receive additional payments for distribution and administrative services under a 12b-1 Plan. In connection with this arrangement Service Shares will bear the following fees and expenses:

Fees and Expenses      Maximum Amount Allocated Service Shares
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Sales Load             None
Contingent Deferred    None
Sales Charge ("CDSC")
Shareholder Service    Up to 25 basis points (0.25%) of the average daily
Fee                    net asset value
12b-1 Fee              As set forth in the attached Schedule
Other Expenses         Itemized expenses incurred by the Fund with
                       respect to holders of Service Shares as described in Section 3 of the Plan

2.    CONVERSION AND EXCHANGE PRIVILEGES

For purposes of Rule 18f-3, Service Shares have the following conversion rights and exchange privileges at the election of the shareholder:

Conversion Rights: None
Exchange Rights:   None

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                                 Schedule of Funds
                              Offering Service Shares
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The Funds set forth on this Schedule each offer Service  Shares on the terms set forth in the Service Shares Exhibit to the Multiple Class Plan, in each case as indicated below. The 12b-1 fees indicated are the maximum amounts authorized based on the average daily net asset value. Actual amounts accrued may be less.

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    Multiple Class Company                  Series               12b-1
                                                                   Plan
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Federated Insurance Series     Federated High Income Bond Fund   0.25%
                               II
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                               Federated American Leaders Fund   0.25%
                               II
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                               Federated Capital Appreciation    0.25%
                               Fund II
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                               (formerly:  Federated Large Cap
                               Fund II)
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                               Federated Quality Bond Fund II    0.25%
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